Exhibit 4.23

CUSIP NO.: 87875U AL6	PRINCIPAL AMOUNT: $250,000,000.00

REGISTERED NO. R-1

TECO FINANCE, INC.

Floating Rate Notes Due 2018

☒	Check this box if the Note is a Global Note.
Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, OR ANY SUCCESSOR DEPOSITARY (“DEPOSITARY”), AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

ORIGINAL ISSUE DATE:

April 10, 2015

ISSUE PRICE: 100% (as a percentage of principal amount)

STATED MATURITY:

April 10, 2018

INTEREST RATE: 0.87120% per annum for the period to the first Interest Payment Date, and thereafter a variable rate equal to LIBOR plus an Applicable Margin of 0.60% as described on the reverse side of this Note

INTEREST PAYMENT DATES: January 10, April 10, July 10 and October 10 of each year, commencing July 10, 2015.

SPECIFIED CURRENCY: U.S. dollars

AUTHORIZED DENOMINATIONS: N/A (Only applicable if specified currency is other than U.S. dollars.)

SINKING FUND: None YIELD TO MATURITY: N/A REDEMPTION: This Note is not subject to redemption prior to its Stated Maturity. DEPOSITARY: The Depository Trust Company, or any successor depositary.

TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Mellon Trust Company, N.A., or its successor in trust (the “Trustee”) or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

TECO Energy, Inc. a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), has fully and unconditionally guaranteed the payment of principal, premium, if any, and interest on this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, TECO FINANCE, INC. has caused this instrument to be duly executed.

Dated: April 10, 2015

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	TECO FINANCE, INC.

This is one of the series designated therein referred to in the within-mentioned Indenture.	By:	/s/ Sandra W. Callahan
Name: Sandra W. Callahan
Title: President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Authenticating Agent for the Trustee

By:	/s/ Jonathan Glover
Authorized signatory

Note Signature Page

(REVERSE OF NOTE)

TECO FINANCE, INC.

Floating Rate Notes Due 2018

This Note is one of a duly authorized series of securities of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of December 21, 2007, as supplemented by the Fourth Supplemental Indenture, dated as of April 10, 2015 (as such has been or shall be amended or supplemented, the “Indenture”), among the Company, TECO Energy, Inc. (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

DEFINITIONS

The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

“Business Day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulations to close in the City of New York.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

“Depositary” means The Depository Trust Company or its successor.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Period” means the period commencing on an Interest Payment Date for the Notes (or, with respect to the initial Interest Period only, commencing on the original issue date for the Notes) and ending on the day before the next succeeding Interest Payment Date for the Notes.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Notes, selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Company will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Notes, selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a business day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date, provided, however, as long as the Notes are registered in the name of the Depositary, its nominee or a successor depositary, the Record Date shall be the close of business on the Business Day immediately preceding the Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

INTEREST RATE

This Note will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus the Applicable Margin shown on the face of this Note. The accrued interest on this Note for any period is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the interest rate on the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

Promptly upon each determination of the interest rate, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of this Note, the Company, the Guarantor and the Trustee.

Upon the request of a Holder of this Note, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

REDEMPTION

The Notes are not subject to redemption at any time prior to their Stated Maturity. The Notes are not entitled to the benefit of any sinking fund or analogous provision.

TRANSFER OR EXCHANGE

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

OTHER PROVISIONS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common
TEN ENT	as tenants by the entireties
JT TEN	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT-- CUSTODIAN	under Uniform Gifts to Minors Act
(Custodian) (Minor)

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of TECO FINANCE, INC. and does hereby irrevocably constitute and appoint                                                                                                        attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

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